Exhibit 3.2(a)

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS
OF
OMEGA COMMERCIAL FINANCE CORPORATION

The undersigned, being all of the Board of Directors (the "Board") of Omega Commercial Finance Corporation, a Wyoming corporation (the "Company"), hereby approve and adopt the following resolutions by written consent pursuant to the Wyoming Business Corporation Act.

WHEREAS, the Company desires to increase to unlimited the number of authorized shares of Common Stock and that said increase shall be reflected in the Articles of Amendment to Articles of Incorporation of Omega Commercial Finance Corporation attached hereto as Exhibit "A" (the "Amendment");

RESOLVED, that the Board of Directors (the "Board") of the Company hereby approves the Amendment and that the Amendment shall be submitted to and filed with the Wyoming Secretary of State Trustee;

RESOLVED, that all of the resolutions and actions of the Board heretofore adopted and taken as acts of the Company are to be presented to the shareholders required to approve said resolutions as acts of the Company and upon such approval of said resolutions and acts, then the Board or any officer of the Company, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Company, to execute and file with the Wyoming Secretary of State the Amendment;

RESOLVED, that all of the resolutions and actions of the Board or its duly appointed officers, heretofore adopted and taken, and all of the acts of the Company's agents in carrying out and promoting the purposes, goals and interests of this Company through the date hereof, not specifically addressed by these or prior resolutions adopted by the Board are hereby approved, ratified, and made the acts and deeds of the Company.

RESOLVED, that the execution of the documents by the authorized officers or agents of the Company related to these resolutions is and shall be enforceable and a binding act and obligation of the Company without the necessity of the signature or attestation of any director or the Board, or affixing of the corporate seal.

RESOLVED, that the CEO and President and/or the Secretary of the Company are hereby authorized and directed to execute and deliver any instrument or instruments and to do all things that may effectuate the transactions hereby authorized, and such officers are hereby authorized to carry out these resolutions in such manner as he/she may deem to be in the best interests of the Company.

RESOLVED, that the Secretary of the Company is authorized and directed to certify these resolutions as required.

RESOLVED, that the Board hereby ratifies and confirms any and all acts taken in connection with the foregoing resolution by the duly elected executive officers of the Company in good faith in their capacities as such officers as the valid and binding acts of the Company duly approved by the Board.

This Unanimous Written Consent action of the Board of Directors of Omega Commercial Finance Corporation is hereby executed and effective as of January 8, 2013.

Board of Directors:

By:_______________________
Jon S. Cummings, IV, Director
Date: 1/8, 2013.

By: Clarence Williams
Clarence Williams, Director
Date: 1/8, 2013.

Exhibit "A"

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
OMEGA COMMERCIAL FINANCE CORPORATION

Pursuant to the provisions of the Wyoming Business Corporation Act (the "Act"), Omega Commercial Finance Corporation, a Wyoming profit corporation, does hereby adopt the following Articles of Amendment to its Articles of Incorporation:

1. Corporation Name: Omega Commercial Finance Corporation
2. Article Fourth of the Articles of Incorporation is amended to read as follows:

   The aggregate number of shares which the corporation shall have authority to issue shall consist of an unlimited amount of Common Stock having a $.01 par value per share, and 10,000,000 shares of Preferred Stock having a $5.00 par value per share. The Common and/or Preferred Stock of the corporation may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock of the corporation may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions."

3. This Amendment was adopted by the Board of Directors on 1/8, 2013.
4. This Amendment was duly approved by the shareholders of the Corporation in the manner required by the Act and the Articles of Incorporation.

Omega Commercial Finance Corporation:

By: [signature] Date: 1/8, 2013
Jon S. Cummings, IV, Chief Executive Officer

Contact Person: Jon S. Cummings, IV
Daytime Phone Number: 305-704-3294
Email: jcummings@omegapublic.com

WRITTEN CONSENT OF THE STOCKHOLDERS
OF
OMEGA COMMERCIAL FINANCE CORPORATION

The undersigned stockholders, being more than a majority of the voting powers of the stockholders of Omega Commercial Finance Corporation, a Wyoming corporation (the "Company") acting pursuant to the authority granted by the Wyoming Business Corporation Act, the Articles of Incorporation and the By-Laws of the Company, do hereby adopt the following resolutions by written consent as of January 8, 2013:

WHEREAS, the Company desires to increase to unlimited the number of authorized shares of Common Stock and that said increase shall be reflected in the Articles of Amendment to Articles of Incorporation of Omega Commercial Finance Corporation attached hereto as Exhibit "A" (the "Amendment");

WHEREAS, the undersigned have determined, after reviewing the Amendment, that it is in the best interests of the Company and its stockholders to increase to unlimited the number of authorized shares of Common Stock;

WHEREAS, The Board of Directors of the Company have approved the Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the undersigned stockholders hereby adopt and approve the Amendment;

RESOLVED FURTHER, that the Company is hereby authorized to file with the Secretary of State of the State of Wyoming the Articles of Amendment to Articles of Incorporation of Omega Commercial Finance Corporation as set forth in Exhibit A attached hereto;

RESOLVED FURTHER, that any executive officer of the Company, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Company, to execute and file with the Secretary of State of the State of Wyoming the Amendment, in accordance with applicable law;

RESOLVED FURTHER, that the Company's Chief Executive Officer, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Company, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Company for and on behalf of the Company in connection with the foregoing resolution is hereby ratified and approved as the action of the Company.

This Written Consent shall be added to the corporate records of this Company and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the stockholders of the Company. This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

STOCKHOLDERS:

By:______________________________
Jon S. Cummings, IV
Date: 1/8__________, 2013

Omega Capital Funding LLC

By:______________________________
Name: Jon Cummings
Title: Managing Member
Date: 1/8__________, 2013

Omega Capital Street LLC

By:______________________________
Name: Jon Cummings
Title: MGM
Date: 1/8__________, 2013

Omega CRE Group LLC

By:______________________________
Name: Jon Cummings
Title: MGM
Date: 1/8__________, 2013

Exhibit "A"

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
OMEGA COMMERCIAL FINANCE CORPORATION

Pursuant to the provisions of the Wyoming Business Corporation Act (the "Act"), Omega Commercial Finance Corporation, a Wyoming profit corporation, does hereby adopt the following Articles of Amendment to its Articles of Incorporation:

1. Corporation Name: Omega Commercial Finance Corporation
2. Article Fourth of the Articles of Incorporation is amended to read as follows:

   The aggregate number of shares which the corporation shall have authority to issue shall consist of an unlimited amount of Common Stock having a \$.01 par value per share, and 10,000,000 shares of Preferred Stock having a \$5.00 par value per share. The Common and/or Preferred Stock of the corporation may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock of the corporation may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions."

3. This Amendment was adopted by the Board of Directors on January 8, 2013.
4. This Amendment was duly approved by the shareholders of the Corporation in the manner required by the Act and the Articles of Incorporation.

Omega Commercial Finance Corporation:

By: ______________________________ Date: 1/8, 2013
Jon S. Cummings, IV, Chief Executive Officer

Contact Person: Jon S. Cummings, IV
Daytime Phone Number: 305-704-3294
Email: jcummings@omegapublic.com